Exhibit 10.3

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment To Executive Employment Agreement (“Amendment”), effective June 30, 2020, hereby amends the Executive Employment Agreement (the “Agreement”) dated July 1, 2010, as amended to date, between Reprints Desk, Inc., a Delaware corporation (the “Company”), Research Solutions, Inc., a Nevada corporation (“Research Solutions”), and Scott Ahlberg (“Executive”).

WHEREAS, the parties have complied with the terms of the Agreement until the date hereof; and

WHEREAS, the parties wish to amend the terms of the Agreement.

NOW THEREFORE, for the mutual promises and other consideration described herein, the parties hereto agree as follows:

1.       Section 1(d) Term is amended as follows:

Term. The term of employment of Executive by the Company pursuant to this Employment Agreement shall be for the period commencing on the Commencement Date and ending on June 30, 2021, or such earlier date that Employee’s employment is terminated in accordance with the provisions of this Employment Agreement.

2.       Section 2(a) Base Salary is amended as follows:

Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of Two Hundred Forty Thousand Four Hundred Dollars ($240,400) per year (“Base Salary”). The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice. Executive’s Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

Except as expressly amended or modified herein, all terms and conditions of the Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect. In the event of any conflict or inconsistency between this Amendment and the Agreement, this Amendment shall govern.

This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

This Amendment may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

REPRINTS DESK, INC.:

By:	/s/ Peter Derycz
Name and Title: Peter Derycz, CEO & President

RESEARCH SOLUTIONS, INC.:

By:	/s/ Peter Derycz
Name and Title: Peter Derycz, CEO & President

EXECUTIVE:

By:	/s/ Scott Ahlberg
Name: Scott Ahlberg